Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-45983, 333-72107, 333-96707 and 333-106117) of Derma Sciences, Inc. of our report dated February 20, 2004, except for Note 21 as to which the date is March 9, 2004,with respect to the consolidated financial statements of Derma Sciences, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2004